EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of China Wind Systems, Inc., on Form S-3, of our report dated March 10, 2010, appearing in the Annual Report on Form 10-K of China Wind Systems, Inc. for the year ended December 31, 2009.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, FL
April 28, 2010